UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 9, 2017

FBR & CO.
(Exact Name of Registrant as Specified in Charter)

Virginia	001-33518	20-5164223
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1300 North Seventeenth Street, Arlington, VA 22209
(Address of Principal Executive Offices) (Zip Code)

(703) 312-9500
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 10, 2017, FBR & Co. (the “Company”) issued a press release announcing its earnings for the quarter ended December 31, 2016 and year-end results for 2016. A copy of the press release is furnished herewith and attached hereto as Exhibit 99.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Certain Awards

Incentive Program
On February 9, 2017, the Compensation Committee of the Board of Directors of the Company approved the terms and conditions of an annual incentive program under which certain of the Company’s executive officers may earn annual incentive compensation for 2017 (the “2017 Incentive Compensation Program”). Under the 2017 Incentive Compensation Program, each participating officer is eligible to receive incentive bonus compensation for 2017 under the Company’s Stock Plan based on the Company’s annual revenue in 2017, subject to achievement of a minimum level of annual revenue for the year. The terms of the 2017 Incentive Compensation Program designate the percentage of annual revenue that may be paid out under the qualified performance-based awards to any individual participant, and the maximum percentage of annual revenue that may be paid out under the awards to all of the participants as a group. The amounts payable under the qualified performance-based awards may be reduced in the discretion of the Compensation Committee based on performance. Mr. Hendrix, Mr. Wright, Mr. Fishman and Mr. Slosser are eligible to participate in the annual incentive program.

Item 9.01. Financial Statements and Exhibits.

Exhibits.
99.1              FBR & Co. Press Release dated February 10, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBR & CO.

Date: February 10, 2017	By:	/s/ Bradley J. Wright
Bradley J. Wright
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated February 10, 2017, issued by FBR & Co.